UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 7, 2011

MOSYS, INC.

(Exact name of registrant as specified in its charter)

000-32929

(Commission File Number)

Delaware	77-0291941
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation)

3301 Olcott Street

Santa Clara, California 95054

(Address of principal executive offices, with zip code)

(408) 418-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)           At the annual meeting of stockholders of MoSys, Inc. (the “Company”) held on June 7, 2011, the Company’s stockholders voted on four proposals which are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 20, 2011.

(b)           Voting results were as follows:

•             Proposal 1 — Election of directors to serve until the next annual meeting of stockholders.

	For	Withheld	Broker Non-Vote
Carl E. Berg	16,833,952	5,138,124	13,089,702
Tommy Eng	17,249,697	4,722,379	13,089,702
James D. Kupec	16,541,974	5,430,102	13,089,702
Chi-Ping Hsu	17,249,697	4,722,379	13,089,702
Leonard Perham	17,250,720	4,721,356	13,089,702

All of the foregoing candidates were elected to serve as directors until the next annual meeting of stockholders.

•             Proposal 2 — Ratification of the Audit Committee’s appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

For	Against	Abstain	Broker Non-Vote
35,020,587	25,912	15,279	0

The foregoing proposal was approved.

•             Proposal 3 — Advisory vote to approve executive compensation.

For	Against	Abstain	Broker Non-Vote
21,665,645	155,050	151,381	13,089,702

The foregoing non-binding proposal was approved.

•             Proposal 4 — Advisory vote on the frequency of future stockholder advisory votes on executive compensation.

3 Years	2 Years	1 Year	Abstain	Broker Non-Vote
16,644,347	317,404	4,870,675	139,650	13,089,702

After taking into consideration the foregoing voting results and the board of directors’ prior recommendation in favor of an advisory stockholder vote on the compensation of the Company’s named executive officers every three years, the board of directors intends to hold future advisory votes on the compensation of the Company’s named executive officers every three years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOSYS, INC.

Date: June 9, 2011	By:	/s/ James W. Sullivan
James W. Sullivan
Vice President of Finance and Chief Financial Officer